For further information:
				Nancy Morovich, VP, Investor Relations
				  Phone 504/576-5506, Fax 504/576-2897
INVESTOR NEWS                                      nmorovi@entergy.com


January 31, 2002

							  Exhibit 99.1




	    ENTERGY REPORTS RECORD EARNINGS FOR YEAR 2001,
			INCREASES 2002 GUIDANCE

NEW ORLEANS - Entergy Corporation announced 2001 consolidated earnings per share of $3.23 compared with $2.97 in 2000. On an operational basis, Entergy's 2001 earnings per share were $3.23 versus 2000's total of $3.12. Excluding the impact of significantly more favorable weather in 2000 versus 2001, Entergy earned $3.24 in 2001, up 16 percent over 2000's total of $2.80.

Fourth quarter 2001 consolidated earnings per share were $0.09, compared with $0.19 in 2000. On an operational basis, Entergy earned $0.18 per share in fourth quarter 2001 compared with $0.31 in the same period of 2000, reflecting significantly milder weather in 2001. Extremely cold weather in fourth quarter 2000 accounted for $0.14 of the earnings for that period. On a weather-adjusted basis, fourth quarter 2001 results were $0.20 or 18 percent higher than one year ago. The 18 percent increase was driven by solid results at the utility as well as the non-utility nuclear business, Entergy Nuclear.

"Difficult economic conditions, weak commodity prices and some of the mildest weather in over 100 years did not deter us from achieving outstanding results in 2001," said J. Wayne Leonard, Entergy's chief executive officer. "This is the fifteenth quarter in a row that we've exceeded consensus earnings. We have structured our businesses to achieve success even in adverse conditions. Our conservative integrated strategy combined with operational excellence, and
financial  strength,  continues  to  create  value  for  all  of   our
stakeholders."

Table  1 provides a comparative summary of earnings per share for fourth quarter and year-to-date 2001.
---------------------------------------------------------------------
Table 1:  Entergy Corporation Consolidated Results
Fourth Quarter and Year-to-Date 2001 vs. 2000
---------------------------------------------------------------------
(Per share in U.S. $)

				 Fourth Quarter        Year-to-Date
			      2001   2000    $     2001   2000    $
					   Change               Change
As Reported
   U.S. Utility               0.20   0.20    -     2.45   2.56  (0.11)
   Parent & Other            (0.20) (0.13) (0.07) (0.26) (0.05) (0.21)
   Competitive Businesses     0.09   0.12  (0.03)  1.04   0.46   0.58
			     ----------------------------------------
 Consolidated Earnings        0.09   0.19  (0.10)  3.23   2.97   0.26

Less Special Items
   U.S. Utility                 -      -      -   (0.01) (0.09)  0.08
   Parent & Other            (0.03) (0.12)  0.09  (0.08) (0.12)  0.04
   Competitive Businesses    (0.06)    -   (0.06)  0.09   0.06   0.03
			     ----------------------------------------
 Total                       (0.09) (0.12)  0.03     -   (0.15)  0.15

Operational
   U.S. Utility               0.20   0.20     -    2.46   2.65  (0.19)
   Parent & Other            (0.17) (0.01) (0.16) (0.18)  0.07  (0.25)
   Competitive Businesses     0.15   0.12   0.03   0.95   0.40   0.55
			     ----------------------------------------
 Consolidated Earnings        0.18   0.31  (0.13)  3.23   3.12   0.11

Weather Impact               (0.02)  0.14  (0.16) (0.01)  0.32  (0.33)

Consolidated Operational      0.20   0.17   0.03   3.24   2.80   0.44
Earnings Excluding Weather
---------------------------------------------------------------------

U.S. Utility

In fourth quarter 2001, as reported and operational utility earnings were $0.20 per share, equal to the $0.20 earned in the same period of 2000. While earnings were flat for the comparable quarters, weather in 2001 was slightly milder than normal resulting in a $(0.02) impact on earnings. However, weather in fourth quarter 2000 was much colder than normal resulting in $0.14 of that quarter's $0.20 in earnings being attributed to weather.

The utility's results were positively impacted by tax benefits allocated to it in accordance with Entergy's consolidated tax allocation agreement. This agreement, which is required of all public utility holding companies under the Public Utilities Holding Company
Act of 1935, allocates consolidated tax benefits recorded at the Parent to the appropriate Entergy companies during the fourth quarter of each year. Because the allocation occurs between the Parent and Entergy subsidiaries, there is no net impact on consolidated earnings.

Very mild weather and lower usage in fourth quarter 2001 reduced residential sales by 11 percent, compared to fourth quarter 2000. This decrease was 2 percent after adjusting for weather. Commercial sales were 1 percent lower, while industrial sales experienced a 9 percent reduction quarter over quarter. The reduction in industrial sales was due to continued weakness in usage particularly in the chemical and steel sectors and to reclassifying certain industrial customers from retail to wholesale. After removing the impact of the reclassification, the reduction in industrial sales was approximately 4 percent. The impact of reduced sales and net revenues was partially offset by lower expenses in 2001. Operation and maintenance expenses per megawatt hour generated were down 5 percent for the quarter due to lower storm damage expenses as well as reduced nuclear and transition to competition related costs.

For the year 2001, the utility earned $2.46 per share on an operational basis, compared with $2.65 in 2000. The higher earnings in 2000 were due to more favorable weather. On a weather-adjusted basis, 2001 earnings improved by 6% over 2000 results, again reflecting increased tax benefits and lower operation and maintenance expenses, partially offset by weaker sales volume.

The utility continued to improve reliability and customer service as evidenced by a reduction of 53 percent in the number of outage complaints to regulators compared to fourth quarter 2000. Also, the utility's twelve-month ended average outage frequency and average outage duration decreased by 5 percent and 6 percent, respectively and these improvements were achieved while the number of accidents was significantly reduced.

Table  2  provides a summary of the utility's key operational measures with quarter to quarter and year-to-date comparisons.
-----------------------------------------------------------------------------
Table 2:  Utility Operational Performance Measures
Fourth Quarter and Year-to-Date 2001 vs. 2000 (see table 13 for definitions of measures)
-----------------------------------------------------------------------------
				  Fourth Quarter           Year-to-Date
			      2001    2000     %    2001       2000      %
					    Change                     Change
Utility
Generation in GWh            21,245  21,845   -3%  94,610     95,064   -0.5%
GWh billed
   Residential                6,309   7,055  -11%  31,080     31,998     -3%
   Commercial and Gov't       6,499   6,559 -0.9%  27,299     27,262    0.1%
   Industrial                10,098  11,070   -9%  41,577     43,956     -5%
Weather degree day             (815)  1,703 -148%   1,538      2,497    -38%
  deviation from normal
Operation & maintenance
  expense                    $19.44  $20.50   -5%  $15.55     $16.53    -6%
Reliability
   SAIFI                       2.13    2.24   -5%
   SAIDI                        162     172   -6%
   Reliability complaints        22      47  -53%     119        219    -46%
   Safety                         3      10  -70%      27         39    -31%
Number of customers
   Residential                                  2,218,410  2,205,539    0.6%
   Commercial & Gov't                             311,215    303,777      3%
   Industrial                                      41,125     42,016     -2%
-----------------------------------------------------------------------------

Parent & Other

Parent & Other as reported loss per share was $(0.20) in fourth quarter 2001, compared with $(0.13) in fourth quarter 2000. The increased loss in fourth quarter 2001 was due primarily to higher income tax benefits being allocated from Parent to Entergy subsidiaries for the 2001 period compared to 2000. Also, higher levels of interest expense reduced Parent & Other results in 2001 compared to 2000. Fourth quarter 2001 results included a $(0.03) adjustment, treated as a special item, for the write-off of Entergy's e-commerce investment in MyHomeKey.

For the full year, Parent & Other had an operational loss of $(0.18) in 2001 compared with income of $0.07 in 2000. Year-to-date results for the Parent reflect the impact of significantly higher tax benefits allocated from the Parent to other Entergy subsidiaries. This combined with lower cash balances and the resulting decrease in interest income, as well as higher interest expense, negatively impacted the Parent's results in 2001.

Competitive Businesses

On an as reported basis, the competitive businesses earned $0.09 per share in fourth quarter 2001 compared to $0.12 earned in the same period of 2000. Fourth quarter 2001 results include several special items totaling $(0.06). These special items primarily reflect charges taken for the anticipated loss in connection with the planned sale of Latin American assets and severance and restructuring costs in the power development business. Partially offsetting these charges was a gain associated with recording the cumulative effect of applying mark to market accounting to the Damhead Creek gas contract and a true up to the gain previously recognized on the sale of the Saltend project. Excluding these special items, operational earnings increased 25 percent, from $0.12 in fourth quarter 2000 to $0.15 in fourth quarter 2001.

For the full year, the competitive businesses had operational income of $0.95 in 2001 compared to $0.40 for the year 2000. The significantly higher earnings in 2001 are due primarily to the growth in and outstanding performance of the non-utility nuclear business combined with very solid performance from the Entergy-Koch trading and pipeline businesses.

Table 3 provides a 2001 vs. 2000 comparison of contributions by competitive business for fourth quarter and year-to-date, on both as reported and operational bases.
----------------------------------------------------------------------
Table 3: Competitive Businesses Contributions to Earnings Per Share Fourth Quarter and Year-to-Date 2001 vs. 2000
----------------------------------------------------------------------
(Per share in U.S. $)
			       Fourth Quarter       Year-to-Date
			    2001  2000      $   2001   2000     $
					 Change               Change
As Reported
Entergy Nuclear             0.13  0.09    0.04  0.57   0.22   0.35
Energy Commodity Services  (0.04) 0.03   (0.07) 0.47   0.24   0.23
			    --------------------------------------
Total                       0.09  0.12   (0.03) 1.04   0.46   0.58

Less Special Items
Entergy Nuclear              -      -      -      -      -      -
Energy Commodity Services  (0.06)   -    (0.06) 0.09   0.06   0.03
			    --------------------------------------
Total                      (0.06)   -    (0.06) 0.09   0.06   0.03

Operational
Entergy Nuclear             0.13  0.09    0.04  0.57   0.22   0.35
Energy Commodity Services   0.02  0.03   (0.01) 0.38   0.18   0.20
			    --------------------------------------
Total                       0.15  0.12    0.03  0.95   0.40   0.55
----------------------------------------------------------------------

Entergy Nuclear

Entergy  Nuclear  (EN)  earned $0.13 per share compared  to  $0.09  in fourth quarter 2000. The increase was due primarily to increased revenue resulting from the contribution for the full quarter in 2001 of Indian Point 2 and Indian Point 3, and the FitzPatrick nuclear units. EN reviewed all security measures at each of its nuclear sites subsequent to the events of September 11, 2001. Fourth quarter 2001 results include all costs in connection with such reviews and any associated work, the sum of which did not have a material impact on quarterly results. EN's average capacity factor was 95.4 percent for fourth quarter 2001, which reflects continued improvement over the already outstanding results achieved in 2000. This excellent performance has been achieved while the operating fleet has expanded by three nuclear units.

For the full year, EN had operational earnings of $0.57 compared to $0.22 for year 2000. The 159 percent increase in earnings is due to a full year of operations at Indian Point 3 and FitzPatrick and the contribution of Indian Point 2 since its acquisition in September 2001.

EN's exceptional financial performance reflects its ability to both acquire and close new acquisitions, and to integrate and operate its assets at optimal performance levels. EN expanded its MW in operation by 39 percent and the GWH it generates by 139 percent over one year ago and did so while creating an extremely safe and efficient environment at each of its operating sites. Currently, EN has 100 percent of the output of its generating assets sold through the end of 2002 at prices that range from $30 to $40 per megawatt hour.


Table 4 provides a summary of Entergy Nuclear's key operational measures with quarter to quarter and year-to-date comparisons.
----------------------------------------------------------------------
Table 4:  Entergy Nuclear Operational Performance Measures
Fourth Quarter and Year-to-Date 2001 vs. 2000 (see table 13
for definitions of measures)
----------------------------------------------------------------------
			     Fourth Quarter         Year-to-Date
			   2001   2000     %    2001    2000     %
					Change                Change
Entergy Nuclear
Net MW in operation       3,445  2,475    39%
Generation in GWh         7,260  3,035   139%  22,614   7,171  215%
Capacity factor           95.4%  95.2%   0.2%   92.70%  94.40%  -2%
Refueling outage duration

No refueling outages
  during the quarter        -       -     -
----------------------------------------------------------------------

Energy Commodity Services

Energy Commodity Services, the combined reporting of Entergy-Koch L.P. and Entergy Wholesale Operations, recorded a loss of $(0.04) per share in fourth quarter 2001 compared to income of $0.03 in the same period last year. On an operational basis, earnings were $0.02 per share compared to $0.03 in fourth quarter 2000.

Entergy-Koch Trading, a subsidiary of Entergy-Koch L.P., contributed operational earnings through both its power and gas trading during fourth quarter in spite of significantly lower volatility in power markets and extremely mild weather. At the end of the year, Entergy-Koch expected its trading book to be converted to cash in accordance with the following schedule: 10% within 12 months and 83% within 24 months.

The Gulf South pipeline realized lower earnings in fourth quarter 2001 due primarily to a 3 percent decrease in pipeline throughput. Milder-than-normal temperatures decreased gas volumes transported and reduced the levels of gas withdrawn from storage facilities with a resultant reduction in income from these activities. Gulf South did achieve lower production costs which partially offset the impact of unfavorable weather conditions.

Entergy Wholesale Operations recorded a $(0.06) special item in fourth quarter 2001. This loss reflects charges taken in connection with the anticipated sale of Latin American assets as well as certain restructuring costs. These charges were partially offset by income recorded to recognize the cumulative effect of marking to market the Damhead Creek gas contract and a true up adjustment in connection with the previous sale of the Saltend project.

As of the end of fourth quarter 2001, Entergy Wholesale Operations had 2,410 net MW in operation, an increase of 99 percent due primarily to the start of commercial operations of Damhead Creek and Warren Power. In addition, MW under construction decreased by 81 percent due to the start of commercial operations of Saltend, Damhead Creek, and Warren Power subsequent to fourth quarter 2000, offset slightly by the addition of two new projects in development. Currently, EWO has approximately 55 percent of its operational assets hedged through the end of 2002 at prices that range from $30 to $50 per megawatt hour.

For the full year, Energy Commodity Services had $0.38 in operational earnings per share compared to $0.18 one year ago. The growth in earnings year over year primarily resulted from the strong performance of the trading and gas pipeline businesses of Entergy-Koch L.P., which began operations in February 2001. These results were affected by certain terms of the Entergy-Koch L.P. partnership agreement that allocate income disproportionately to Entergy.

Table  5  provides  a  summary  of  Energy  Commodity  Services'   key
operational   measures  with  quarter  to  quarter  and   year-to-date
comparisons.

----------------------------------------------------------------------
Table 5:  Energy Commodity Services Operational Performance Measures
Fourth Quarter and Year-to-Date 2001 vs. 2000 (see table 13
for definitions of measures)
----------------------------------------------------------------------
				 Fourth Quarter             Year-to-Date
			      2001    2000      %      2001    2000     %
					     Change                  Change
Entergy-Koch Trading
Electricity volatility         39%     74%    -47%      66%     84%   -21%
Gas volatility                 91%     79%     15%      81%     51%    59%
Electricity marketed (GWh)  26,378  37,435    -30%  108,645 118,327    -8%
Gas marketed (Bcf/d)           7.1     6.5      9%      6.9     6.5     6%
Gain/loss days                 2.2     1.8     22%      2.8     2.4    17%

Gulf South Pipeline
Throughput                    2.51    2.60     -3%     2.45    2.54    -4%
Production cost             $0.098  $0.114    -14%   $0.093  $0.098    -1%

Entergy Wholesale Operations
Net MW in operation          2,410   2,410     99%

Net MW under construction      373   2,000    -81%

Net MW announced development 5,953   2,301    159%

----------------------------------------------------------------------


Variance Analysis

Table 6 below and Table 7 on the following page, provide fourth quarter and year-to-date 2001 vs. 2000 reported earnings variance analyses for
"U.S.   Utility,  Parent  &  Other,"  "Competitive  Businesses,"   and
"Consolidated."
----------------------------------------------------------------------
Table 6: Entergy Corporation Reported Earnings Per Share Variance Analysis Fourth Quarter 2001 vs. 2000
----------------------------------------------------------------------
(Per share in U.S. $, sorted in consolidated column, most to least favorable)
					  U.S.
					Utility,
					Parent &     Competitive
					Other         Businesses   Consolidated

2000 earnings                             0.07          0.12           0.19
Cumulative effect of accounting change     -            0.10  (a)      0.10
Income taxes - other                      0.08  (b)     0.01  (b)      0.09
Net revenue (loss)                       (0.32) (c)     0.40  (d)      0.08
Other income (deductions)                (0.01)         0.04  (e)      0.03
Gain (loss) on sale of assets-net          -            0.01           0.01
Decommissioning expense                   0.01           -             0.01
Taxes other than income taxes             0.03         (0.03)           -
Nuclear refueling outage expense           -           (0.02)         (0.02)
Depreciation/amortization expense          -           (0.02)         (0.02)
Interest and dividend income             (0.05) (f)     0.03          (0.02)
Interest expense and other charges         -           (0.08) (g)     (0.08)
Other operation & maintenance expense     0.19  (h)    (0.47) (i)     (0.28)
					 -----         -----          -----
2001 earnings                              -            0.09           0.09
					 -----         -----          -----
----------------------------------------------------------------------

Notes to Table 6 are detailed on the following page below Table 7.


----------------------------------------------------------------------
Table 7: Entergy Corporation Reported Earnings Per Share Variance Analysis Year-to-Date 2001 vs. 2000
----------------------------------------------------------------------
(Per share in U.S. $, sorted in consolidated column, most to least favorable)

					  U.S.
					Utility,
					Parent &     Competitive
					Other (a)     Businesses   Consolidated

2000 earnings                             2.51          0.46           2.97
Net revenue (loss)                       (0.90) (c)     1.60  (d)      0.70
Other income (deductions)                (0.04)         0.34  (e)      0.30
Income taxes - other                      0.17  (b)    (0.05) (b)      0.12
Decommissioning expense                   0.10  (j)      -             0.10
Cumulative effect of accounting change     -            0.10  (a)      0.10
Share repurchase/dilution effect          0.05          0.02           0.07
Depreciation/amortization expense         0.18  (k)    (0.11) (l)      0.07
Preferred dividend requirements           0.03           -             0.03
Gain (loss) on sale of assets-net          -            0.01           0.01
Interest and dividend income             (0.05) (f)     0.04          (0.01)
Nuclear refueling outage expense          0.01         (0.06) (m)     (0.05)
Taxes other than income taxes             0.01         (0.09) (n)     (0.08)
Interest expense and other charges       (0.22) (o)    (0.27) (g)     (0.49)
Other operation & maintenance expense     0.34  (h)    (0.95) (i)     (0.61)
					 -----         -----          -----
2001 earnings                             2.19          1.04           3.23
					 -----         -----          -----
----------------------------------------------------------------------


(a) Cumulative effect of accounting change is due to required adoption of a recent accounting pronouncement that resulted in the recognition of mark to market revenue on Damhead Creek's gas procurement contract with Shell.
(b) Income  statement line items are tax effected  at  the  statutory rate. Any difference between the statutory and effective tax rate is reflected in the "Income tax-other" line.
(c) Net  revenue decreased in fourth Utility  Net  Revenue  Variance
    quarter  and  year-to-date  2001  due Analysis,  2001  vs.  2000   ($
    primarily  to  significantly   milder EPS) weather  in  2001 vs.  2000
    and  the impact  of lower sales volumes across most retail customer
    segments due  to the    sluggish    economy.     Also, continued milder
    than normal  weather near   the   end   of   the   quarter negatively
    impacted unbilled  revenue which  is included in Other  for  the
    fourth   quarter   and   year-to-date periods.   In  addition,  the
    System Energy   Resources'  refund  impacted year-to-date  2001 net
    revenue  when compared  to 2000 results.   Finally, net   revenue
    was  impacted  in  the quarter  and  year-to-date   due   to higher
    Transition  to   Competition Account  accruals at Entergy Arkansas
    resulting from the absence of ice storm expenses in 2001 which served to offset this accrual in 2000.

     Utility Net Revenue Variance Analysis, 2001 vs. 2000 ($ EPS)
	  Fourth Quarter   Year-to-Date
	Weather               (0.16)    Weather                 (0.33)
	SERI Refund             -       SERI refund             (0.19)
	TCA                   (0.07)    TCA                     (0.06)
	Sales growth/pricing  (0.07)    Sales growing/pricing   (0.20)
	Other                 (0.02)    Other                   (0.12)
	Total                 (0.32)    Total                   (0.90)

(d) Net revenue increased primarily as a result of the inclusion of a full quarter of operations from the Indian Point 3 and FitzPatrick plants and Indian Point 2, all of which totaled $0.36 and $1.30 per share for the quarter and year-to-date periods, respectively. Also, gains on the disposition of assets, primarily related to the sale of Saltend, increased net revenue by $0.05 and $0.23, respectively, for the quarter and year-to-date periods.
(e) Quarter and year-to-date other income (deductions) increased due primarily to Entergy-Koch earnings. In addition, the year-to-date variance was impacted by the difference between liquidated damages recorded in both periods. In 2001, $0.04 in liquidated damages were recorded for Damhead Creek, while in 2000, Saltend liquidated damages totaled $0.17.
(f) Interest and dividend income decreased due to lower interest income earned given declining deferred fuel balances as well as lower rates earned on investments generally.
(g) Interest expense & other charges increased for the quarter and year-to-date periods due to financing Indian Point 2 and 3 and FitzPatrick acquisitions and the inclusion of Saltend and Damhead Creek interest expense, which was previously being capitalized during construction.
(h) Other  operation & maintenance expense decreased for the  quarter and year-to-date periods due primarily to the fourth quarter 2000 adjustment of $(0.12) in the carrying value of certain Latin American projects, the recognition of $0.07 of storm damages in the comparable 2000 periods which was not incurred in 2001. In addition, lower nuclear and transition to competition costs were incurred in 2001.
(i) Other operation & maintenance expense increased due primarily to inclusion of operations from Indian Point 2 and 3, FitzPatrick, Saltend and Damhead Creek as well as the impact of recording loss reserves on the planned sale of Latin American assets and other projects in development.
(j) Decommissioning expense decreased due primarily to recording the effects of the FERC order addressing System Energy Resources' 1995 rate application.
(k) Depreciation expense decreased due primarily to recording the effects of the FERC order addressing System Energy Resources' 1995 rate application, partially offset by increased plant additions.
(l) Depreciation expense increased due to increased depreciation on U.K. assets, Indian Point 2 and 3 and FitzPatrick.
(m) Nuclear refueling outage expense increased due to the amortization of this cost for Pilgrim and Indian Point 3.
(n) Other taxes expense increased due to higher property taxes incurred for Indian Point 3 and FitzPatrick.
(o) Interest expense & other charges increased primarily due to recording the effects of the FERC order addressing System Energy Resources' 1995 rate application, additional debt at the utility and parent, and increased interest expense on regulatory reserves.



Table 8 lists special items by business for fourth quarter and year-to-date for 2001 and 2000. Special items are those events that are non-
routine,   related  to  prior  periods,  or  related  to  discontinued
operations.

-----------------------------------------------------------------------------
Table 8:  Entergy Special Items [shown as positive / (negative)
impact on earnings]
Fourth Quarter and Year-to-Date 2001 vs. 2000
-----------------------------------------------------------------------------
(Per share in U.S. $)
					Fourth Quarter        Year-to-Date
				     2001   2000    $     2001    2000    $
						  Change               Change
U.S. Utility Special Items
  Merger expenses                      -       -      -   (0.01)    -    (0.01)
  Regulatory and reserve adjustments   -       -      -     -     (0.09)  0.09
				    ------------------------------------------
Total                                  -       -      -   (0.01)  (0.09)  0.08
				    ------------------------------------------

Parent & Other Special Items
      Merger expenses                  -       -      -   (0.05)    -    (0.05)
      Write-down of MyHomeKey        (0.03)    -   (0.03) (0.03)    -    (0.03)
	investment
      Write-down of Latin American     -    (0.12)  0.12     -    (0.12)  0.12
	assets
				    ------------------------------------------
Total                                (0.03) (0.12)  0.09  (0.08)  (0.12)  0.04
				    ------------------------------------------

Competitive Businesses Special Items
      Energy Commodity Services -
	  Freestone project sale       -      -       -      -     0.06  (0.06)
	  Severance costs - EWO      (0.02)   -    (0.02) (0.02)    -    (0.02)
	  Gain (loss) on disposition (0.14)   -    (0.14)  0.01     -     0.01
	   of assets - net
	  Damhead Creek mark to       0.10    -     0.10   0.10     -     0.10
	   market gas contract
				    ------------------------------------------
Total                                (0.06)   -    (0.06)  0.09    0.06   0.03
				    ------------------------------------------
Total Special Items                  (0.09)(0.12)   0.03     -    (0.15)  0.15

-----------------------------------------------------------------------------


(p) Includes gains (losses) on various assets as follows: Latin America $(0.14), development projects $(0.06), Highland $(0.01), HubCo $0.01, Saltend true-up $0.05. Total reflects rounding.

Other Performance Highlights

Entergy generated $987 million in operating cash in fourth quarter 2001, approximately $200 million of which is attributed to a federal tax refund associated with tax deductions received as a result of storm damage costs incurred in 2000. Excluding this item, operating cash flow increased 48 percent compared to fourth quarter 2000. This significant increase in quarterly operating cash is attributed primarily to increased collections in 2001 of previously deferred fuel costs and favorable timing differences that reduced taxes paid. At year-end Entergy had approximately $752 million of cash and cash equivalents.

Net margin was 7.6 percent, its highest level in nearly five years. Return on average investment for the twelve months ended December 2001 was again above 7 percent which makes 2001 the first time in six years that Entergy has sustained ROIC above 7 percent for a full year.

The balance sheet remains strong as well as indicated by a net debt ratio below 50 percent. Entergy's credit ratios remain among the strongest in the industry, historically ranking in the top quartile among SPELEC companies. The current level of cash along with significant borrowing capacity continues to provide significant financial flexibility to Entergy. The off-balance sheet debt, totaling $955 million, constitutes a relatively small portion of the overall capitalization.

Table 9 provides a summary of financial measures for fourth quarter and year to date 2001 and 2000.
----------------------------------------------------------------------
Table 9:  Entergy Corporation Key Financial Performance and
Flexibility Measures
Fourth Quarter and Year-to-Date 2001 vs. 2000 (see table 13 for definitions of certain measures)
----------------------------------------------------------------------

					Fourth Quarter         Year-to-Date
					 2001    2000     Change       2001     2000    Change
Operating cash flow (millions)             $987    $530      $457      $2,216  $1,968      $248
Operating cash flow per share             $4.39   $2.37     $2.02       $9.86   $8.61     $1.25

For 12 months ending December 31         2001    2000     Change
Cash return on average investment         8.18%   8.58%    (0.40)%
Return on average common equity          10.04%  10.13%    (0.09)%
Net margin - operational                  7.55%   7.17%     0.38%
Net interest coverage                      3.98    5.82     (1.84)
Book value per share                     $33.78  $31.89     $1.89
End of period shares outstanding          220.7   219.6       1.1
 (millions)

As of  December 31 ($ in millions)       2001    2000     Change
Revolver capacity                        $1,210    $113    $1,097
Total gross liquidity                    $1,962  $1,495      $467
Excess liquidity                           $779    $573      $206
Total debt                               $8,227  $7,854      $373
Off-balance sheet liabilities:
Project debt                               $265       -      $265
Debt of joint ventures  - Entergy's         347    $102       245
 share
Leases - Entergy's share                    343     398       (55)
					  -----------------------
Total off-balance sheet liabilities        $955    $500      $455
Rating or other contingent liabilities     $225       -      $225
Net debt                                  49.7%   49.8%     (0.1)%
Net debt including off-balance sheet      52.5%   51.4%      1.1%
 liabilities

----------------------------------------------------------------------

Entergy will continue to invest in both its core utility business as well as growth opportunities aimed at expanding and leveraging the advantages offered by its integrated business strategy. The company's current cash position and its considerable liquidity position combine to solidly support the current investment plan with significant flexibility to pursue other opportunities should they become available.

Planned Capital Expenditures - 2002-2004

Over the next three years Entergy plans to continue to invest in its utility business for reliability improvements and customer growth. Capital investment in Entergy's non-utility nuclear business over this same period will go towards maintenance improvements, power uprates, nuclear fuel procurement, and the purchase of the Vermont Yankee nuclear plant scheduled to close in June or July 2002. Energy Commodity Services plans to invest in merchant power projects currently under construction, including the purchase of gas turbines under contract for delivery in 2002 through 2004. The company continues to consider its options with respect to its turbine investment including using turbines in development projects or selling turbines with or without identified development sites.

The capital expenditures plan for 2002-2004 does not include potential acquisitions of any assets that may be offered for sale by outside parties or any additional capital investment in Entergy-Koch, which is an unconsolidated equity investment.

Lastly, Entergy management is actively considering a share repurchase program and expects to reach a decision sometime in 2002. The impact of such a program is not reflected in the planned expenditures detailed in Table 10 or in the earnings guidance in Table 11.

Table 10 provides a summary of projected capital expenditures for the years 2002 through 2004.

   ---------------------------------------------------------------
   Table 10: Entergy Corporation Projected Capital
   Expenditures
   Years 2002-2004
   (Dollars in billions)
   ---------------------------------------------------------------
				2002     2003      2004    Total
   Utility                      1.0      0.9       0.9      2.8
   Entergy Nuclear              0.4      0.2       0.1      0.7
   Energy Commodity Services    0.3      0.3       0.2      0.8
				-------------------------------
   Total                        1.7      1.4       1.2      4.3
   ---------------------------------------------------------------


Financial Outlook and and Earnings Review

"The  year  2001  reflected a steady improvement  in  weather-adjusted results at the utility and robust growth in the competitive businesses," said C. John Wilder, Entergy's chief financial officer. "Excellent results were achieved during a period when market dynamics and economic conditions were negatively impacting many businesses in our sector. In addition, the underlying strength of our company continues to solidify as evidenced by a 29 percent improvement in return  on  equity  since  mid 1998, and a 21 percent  improvement  in return on invested capital over that same three and one-half year period. Also, Entergy has a strong foundation for growth built on a balance sheet that includes a net debt to total capital ratio below 50 percent. We are therefore confident that 2002 will be another very positive year and we are raising 2002 guidance to $3.40 to $3.60, exclusive of the impact of weather."

Earnings Guidance

Entergy's  2002 earnings guidance is detailed in Table 11 below.   Key
assumptions reflected in the earnings ranges estimated in Table 11 are as follows:

  - Approximately 70 percent of 2002 earnings are expected to come from the utility. Earnings guidance is based on existing rate plans and fuel recovery mechanisms. The utility's previous guidance range of $2.41 to $2.45 was increased to $2.50 to $2.55 to reflect continued strength in operating performance and lower expense. The incremental increase expected in 2002 is the result of modest operational improvements, and the full impact of the cessation of goodwill amortization.
  - About 20 percent of earnings are expected from Entergy Nuclear where prices are hedged by power purchase agreements that cover 100 percent of the megawatt hours generated. The previous guidance range of $0.64 to $0.74 was increased to $0.70 to $0.75 to reflect improved operating performance at Indian Point 2 and the addition of Vermont Yankee, a 510 MW nuclear acquisition that is expected to close in June or July 2002.
  - Energy Commodity Services' overall 2002 earnings guidance remains essentially unchanged from previous guidance and reflects continued weak power prices and moderate volatility. ECS's initial guidance is based on a 50% share of income from Entergy-Koch L.P. Guidance will be adjusted during the year to reflect disproportionate sharing of income if realized.
  - Parent & Other's guidance is adjusted from the previous range of $(0.11) to $(0.10) to the revised range of $(0.15) to $(0.10) to reflect declining yields on cash balances and slightly higher corporate expenses.





Table 11 provides Entergy's projection of 2002 operational earnings per share with 2001 operational earnings as its data starting point.


-------------------------------------------------------------------------------------------
 Table 11:  2002 Earnings Per Share Guidance
-------------------------------------------------------------------------------------------
 (Per share in US $)

			   2001                                               2002 Guidance
		       Operational      Changes in 2002                            Range
							       Range of Impact
Utility excluding weather        Operational improvement & other  0.04   0.09
				 Allocation of Parent's tax
				  benefits (q)                   (0.8)  (0.08)
				 Suspension of goodwill
				  amortization                    0.07   0.07
								 ------------
			   2.47     Total                         0.03   0.08   2.50   2.55

Entergy Nuclear                  Indian Point 2 (full year) /
				  Vermont Yankee closing (r)      0.12   0.15
				 Increased revenue due to
				  Pilgrim PPA                     0.04   0.05
				 Capacity factor normalization /
				  outage differences (s)         (0.03) (0.02)
								 ------------
			   0.57     Total                         0.13   0.18   0.70   0.75

Entergy Commodity                Entergy-Koch, full year
				  contribution (t)               (0.12) (0.08)
 Services                        No Saltend operating losses
				  or liquidated damages income
				  on Damhead Creek                0.05   0.05
				 Lower project losses/new project
				  earnings/other (u)              0.04   0.05
								 ------------
			   0.38     Total                        (0.03)  0.02   0.35   0.40

Parent & Other                   Allocation of Parent's tax
				  benefits (q)                    0.10   0.10
				 Other corporate expenses        (0.01)  0.03
				 Net interest income/(expense)   (0.06) (0.05)
								 ------------
			  (0.18)    Total                         0.03   0.08  (0.15) (0.10)
			  -----------------------------------------------------------------
Total                      3.24                                   0.16   0.36   3.40   3.60
Weather impact            (0.01)                                                  -      -
Total including weather    3.23                                                 3.40   3.60
-------------------------------------------------------------------------------------------

(q) Reflects tax benefits allocated from Parent to Utility $0.08, ENI $0.01 and ECS $0.01, in accordance with consolidated tax allocation agreement as required by Public Utilities Holding Company Act.
(r) Assumes planned refueling outages for both plants in fall 2002.
(s) Assumes normalized capacity factor for overall fleet, 87 to 90 percent, planned refueling outage at FitzPatrick, and non-outage year at Indian Point 3 and Pilgrim.
(t) Assumes 50 percent sharing of income.
(u) Assumes 55 percent of portfolio is hedged.


Partnerships and Special Purpose Entities

Table 12 provides a summary of the key terms associated with Entergy's partnerships and special purpose entities.
------------------------------------------------------------------------
Table 12: Recap of Entergy Partnerships and Special Purpose Entities (v)
------------------------------------------------------------------------

	     Entergy - Koch          Entergy Shaw        Turbine Trust
------------------------------------------------------------------------
Partner   - Koch Energy, Inc.       - The Shaw Group    - Not Applicable
------------------------------------------------------------------------
Business  - Electricity, gas and    - Engineering       - Funding for
	    weather derivatives       and construction    Entergy's turbines
	    marketing and trading
	    (EK Trading)
	  - Gas transportation
	    (Gulf South pipeline)
------------------------------------------------------------------------
Ownership - 50% owned by Entergy    - 50% owned by      - 100% owned by a
Structure - 50% owned by Koch         Entergy             financial institution
	    Energy, Inc.            - 50% owned by        acting as trustee for
				      the Shaw Group      equity investors that
							  are not affiliated
							  with Entergy
------------------------------------------------------------------------
Capital   - At the start of the     - At the start      - Not applicable
Accounts    venture, Entergy's        of the venture,
	    capital account           Entergy's
	    represented 38% of        capital account
	    total                     represented 50%
	  - Capital accounts are      of total
	    expected to be equal    - Capital
	    in 2004 as a result of    accounts are
	    disproportionate          expected to
	    sharing of income         remain equal as
	  - At the beginning of       a result of
	    2004, capital account     equal working
	    balances will be          capital
	    assessed; equalizing      contributions,
	    mechanisms will be        if required and
	    applied                   equal sharing of
	  - If the equalizing         all items of
	    mechanisms result in      income, gain,
	    Entergy's capital         deduction or
	    account exceeding 50%,    loss
	    Entergy will receive
	    disproportionately
	    lower income to allow
	    the capital accounts
	    to become equal
------------------------------------------------------------------------
Earnings  - Through the end of      - For Entergy-      - Not applicable
and Risk    2003, income on           owned projects,
Sharing     various product lines     Entergy bears
Provisions  and geographies are       virtually all of
	    disproportionately        the risk of cost
	    allocated to address      overruns and
	    valuation differences     Entergy receives
	  - Through the end of        a
	    2003, Entergy receives    disproportionate
	    disproportionately        share of
	    higher income to allow    construction
	    the capital accounts      cost savings
	    to equalize             - For third
	  - Losses and                party projects,
	    distributions are         cost overruns
	    allocated equally in      and income are
	    all years                 shared on a pro
				      rata basis by
				      Entergy and the
				      Shaw Group
------------------------------------------------------------------------
Debt &    - $300 million in         - No debt           - $450 million credit
Credit      privately placed debt   - No credit           facility, of which
Rating    - $325 million credit       rating              $265 million was
	    facility                                      drawn at December 31,
	  - Credit rating of A                            2001
	    assigned by Standard                        - No credit rating
	    and Poor's; A3
	    assigned by Moody's
------------------------------------------------------------------------
Buyout    - Shotgun buyout          - Shotgun buyout    - Entergy may cancel
Provisions  rights apply to both      rights apply to     turbines before they
	    partners beginning in     both partners       are completed for a
	    2004                      beginning in        cost of up to 40% of
	  - Right of first offer      September 2003      total cost
	    may be exercised by     - Right of first    - Upon completion,
	    either partner            refusal may be      Entergy may reacquire
	    beginning in 2004         exercised by        the turbines under a
				      either partner      lease or purchase
				      beginning in        option, or remarket
				      September 2003      the turbines
							- If Entergy fails to
							  lease, purchase or
							  remarket fully
							  completed turbines,
							  it is obligated to
							  pay up to 89.9% of
							  the turbine costs
------------------------------------------------------------------------
ETR's     - $350 million cash at    - $2 million        - Entergy guarantee
Equity      closing in February       cash at closing     of $225 million at
Contribu    2001                      in September        December 31, 2001
tions/    - $72.75 million cash       2000              - Cash collateral up
Corporate   on January 1, 2004      - 50% of future       to the amount of
Guarantes - No contract               working capital     Entergy guarantee may
	    provisions exist that     requirements        be required if senior
	    require Entergy to                            debt of Entergy or
	    post additional cash                          two or more of
	    or stock                                      Entergy subsidiaries
							  are downgraded to
							  below investment
							  grade
------------------------------------------------------------------------
ETR's     - Energy Commodity        - No                - No contribution
2002        Services' 2002            contribution        included
Earnings    guidance reflects 50%     included
Guidance    share of EK income,
	    consistent with what
	    Entergy expects over
	    the long term;
	    adjustments will be
	    made to guidance
	    during the year if
	    disproportionate
	    sharing is realized
------------------------------------------------------------------------

(v) Does not include other special purpose entities that are otherwise included in Entergy's consolidated reported financial results.


Supplemental Definitions

Table 13 provides definitions of certain operational and financial performance measures referenced in this release.
 ----------------------------------------------------------------------
 Table  13:   Definitions  of Operational and  Financial  Performance
 Measures
 ----------------------------------------------------------------------
 Operational Measures
 ----------------------------------------------------------------------
 Utility
 Generation in GWh          Total  number  of  GWh  produced  by  all
			    utility generation facilities
 GWh billed                 Total   number  of  GWh  billed  to   all
			    customer classes
 Weather cooling day        The   deviation  from  historical  normal
  deviation from normal     temperatures, measured in degree days.
 Operation & maintenance    Operation  and  maintenance  and  nuclear
  expense                   refueling  expenses  per  MWh  generated,
			    excluding fuel
 SAIFI                      System   average  interruption  frequency
			    index
 SAIDI                      System   average  interruption   duration
			    index
 Reliability complaints     Number   of   complaints  to   regulators
			    concerning reliability issues
 Safety                     Number  of  accidents resulting  in  lost
			    work time
 Number of customers        Year-to-date average number of customers
 Entergy Nuclear
 Net MW in operation        Installed  capacity owned or operated  by
			    Entergy Nuclear
 Generation in GWh          Total number of GWh produced by all  non-
			    utility nuclear facilities
 Capacity factor            The  percentage  of the period  that  the
			    plant   generates  power  calculated   by
			    dividing  the output by the capacity  and
			    normalizing the time period
 Refueling outage duration  Number  of  generation days  lost  for  a
			    scheduled refueling outage
 Energy Commodity Services
 Entergy-Koch Trading
 Gas volatility             Average  volatility  of  Henry  Hub  spot
			    prices for the period
 Electricity volatility     Average volatility of into-Entergy  power
			    prices for the period
 Electricity      marketed  Total   physical  GWh  volumes   marketed
  (GWh)                     during the period
 Gas marketed (Bcf/d)       Physical  Bcf/d  volumes marketed  during
			    the period
 Gain/loss days             Ratio   of   days  where  trading   gains
			    exceeded  trading losses in the aggregate
			    across all commodities
 Gulf South Pipeline
 Throughput                 Gas  in Bcf/d transported by the pipeline
			    during the period
 Production cost            Cost    in   $/mmbtu   associated    with
			    delivering gas, excluding cost of gas
 Entergy Wholesale
  Operations
 Net MW in operation        Total MW owned and operated
 Net MW under construction  Total MW owned and under construction
 Net MW announced in        Total   possible   MW  that   have   been
  development               announced publicly
 ----------------------------------------------------------------------
 Financial Measures
 ----------------------------------------------------------------------
 Cash return on average     12-months   rolling  EBITDA  divided   by
  investment                average  investment, which is  net  plant
			    plus    accumulated   depreciation   plus
			    working capital
 Return on average common   12-months  rolling net income divided  by
  equity                    average common equity
 Net margin - operational   12-months rolling net income adjusted  to
			    exclude  the  impact  of  special   items
			    divided by 12 months rolling revenue
 Net interest coverage      12-months rolling EBITDA divided  by  12-
			    months   rolling  net  interest  expense,
			    which is gross interest less dividend and
			    interest income
 Revolver capacity          Amount of capacity remaining on corporate
			    and subsidiary revolvers
 Total gross liquidity      Sum of cash and revolver capacity
 Excess liquidity           Difference between total gross  liquidity
			    and  short-term debt, including repayment
			    of the revolver
 Total debt                 Sum  of short-term and long-term debt and
			    capital leases less non-recourse debt
 Project debt               Financing  at  subsidiaries  to   support
			    specific projects
 Debt of joint ventures     Debt issued for Entergy-Koch L.P. and  RS
  (50% share)               Cogen joint ventures
 Leases                     Operating  leases  held  by  subsidiaries
			    capitalized at implicit interest rate
 Rating or other            Parent   guarantees   for   which    cash
  contingent liabilities    collateral  may be required in  event  of
			    downgrade below investment grade
 Net debt                   Gross debt less cash and cash equivalents
			    divided by total capitalization less cash
			    and cash equivalents
 Net debt including off-    Sum  of gross debt and off-balance  sheet
  balance sheet liabilities debt   less  cash  and  cash  equivalents
			    divided by total capitalization less cash
			    and cash equivalents
 ----------------------------------------------------------------------




Entergy's common stock is listed on the New York, Chicago, and Pacific
		   exchanges under the symbol "ETR".

       Entergy Corporation's on-line address is www.entergy.com

**********************************************************************
**************************************************************
The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, the onset of competition, including the ability to recover net regulatory assets and other potential stranded costs, the effects of recent developments in the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.


Entergy Corporation

Consolidating Balance Sheet
December 31, 2001
(Dollars in thousands)
(Unaudited)

							 U.S.       Parent &    Competitive  Eliminations   Consolidated
						      Utilities     Other       Businesses
			   ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $   94,340     $ 2,638     $  32,888      $      -     $  129,866
    Temporary cash investments - at cost,
    which approximates market                            360,491      25,239       232,598             -        618,327
    Special deposits                                           -         267         3,113             -          3,380
						     -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                     454,831      28,144       268,599             -        751,573
						     -----------  ----------   -----------   -----------    -----------
Other temporary investments                              145,218       4,782             -             -        150,000
Notes receivable                                              73     293,621       239,678      (531,235)         2,137
Accounts receivable:
   Customer                                              294,691         108            (1)            -        294,799
   Allowance for doubtful accounts                        (8,847)     (2,064)       (8,345)            -        (19,255)
   Associated companies                                   26,876      94,578       (77,107)      (44,347)             -
   Other                                                 146,143       4,240       135,339           950        286,671
   Accrued unbilled revenues                             268,578           -           102             -        268,680
						     -----------  ----------   -----------   -----------    -----------
     Total receivables                                   727,441      96,862        49,988       (43,397)       830,895
Deferred fuel costs                                      172,444           -             -             -        172,444
Accumulated deferred income taxes                         27,098           8             -       (20,618)         6,488
Fuel inventory - at average cost                          95,863           -         1,615            18         97,497
Materials and supplies - at average cost                 325,713          30       134,900             -        460,644
Rate deferrals                                                 -           -             -             -              -
Deferred nuclear refueling outage costs                   27,332           -        52,424             -         79,755
Prepayments and other                                    100,423       3,444        25,385             -        129,251
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,076,436     426,891       772,589      (595,232)     2,680,684
						     -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                         216   8,781,346       765,889    (8,781,347)       766,103
Decommissioning trust funds                              854,705           -       921,245             -      1,775,950
Non-utility property - at cost (less accumulated
    depreciation)                                        224,688      41,307        29,621             -        295,616
Other                                                     18,946      69,693       430,060       (23,158)       495,542
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,098,555   8,892,346     2,146,815    (8,804,505)     3,333,211
						     -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                              24,491,170       5,758     1,862,448             -     26,359,376
Plant acquisition adjustment                             374,099           -           300             -        374,399
Property under capital lease                             753,310           -             -             -        753,310
Natural gas                                              201,841           -             -             -        201,841
Construction work in progress                            711,670       9,214       168,224        (6,278)       882,829
Nuclear fuel under capital lease                         265,464           -             -             -        265,464
Nuclear fuel                                              36,611           -       195,775             -        232,387
						     -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                   26,834,165      14,972     2,226,747        (6,278)    29,069,606
Less - accumulated depreciation and amortization      11,674,308       4,167       127,103             -     11,805,578
						     -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                   15,159,857      10,805     2,099,644        (6,278)    17,264,028
						     -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                      946,126           -             -             -        946,126
    Unamortized loss on reacquired debt                  166,546           -             -             -        166,546
    Deferred fuel costs                                        -           -             -             -              -
    Other regulatory assets                              707,439           -             -             -        707,439
  Long-term receivables                                   28,091          (8)            -             -         28,083
  Other                                                  126,644     460,927       662,133      (465,511)       784,194
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,974,846     460,919       662,133      (465,511)     2,632,388
						     -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $20,309,695  $9,790,961   $ 5,681,181   $(9,871,526)    25,910,311
						     ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Balance Sheet
December 31, 2001
(Dollars in thousands)
(Unaudited)

							 U.S.       Parent &    Competitive  Eliminations   Consolidated
						      Utilities     Other       Businesses
	    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $   584,438    $      -    $   98,333    $        -      $ 682,771
Notes payable:
  Associated companies                                         -     229,444       302,774      (532,218)             -
  Other                                                      713     350,001           304             -        351,018
Account payable:
  Associated companies                                    (3,677)     96,911       (62,040)      (31,194)             -
  Other                                                  508,333       6,147        78,049             -        592,529
Customer deposits                                        188,176          53             -             -        188,230
Taxes accrued                                            350,178     583,270        16,685             -        950,133
Accumulated deferred income taxes                              -           -        20,618       (20,618)             -
Nuclear refueling outage costs                             2,080           -             -             -          2,080
Interest accrued                                         180,276       2,239         9,905             -        192,420
Obligations under capital leases                         149,352           -             -             -        149,352
Other                                                    176,907       9,357       171,325       (12,203)       345,387
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,136,777   1,277,422       635,953      (596,233)     3,453,920
						     -----------  ----------   -----------   -----------    -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes                      3,558,937     (35,485)       51,212             -      3,574,664
Accumulated deferred investment tax credits              471,090           -             -             -        471,090
Obligations under capital leases                         181,070           -            15             -        181,085
Other regulatory liabilities                             135,878           -             -             -        135,878
Decommisioning                                           285,029           -       909,304             -      1,194,333
Transition to competition                                231,512           -             -             -        231,512
Regulatory reserves                                       37,591           -             -             -         37,591
Accumulated provisions                                   291,192          (4)      134,210             -        425,399
Other                                                    852,388      44,437       397,272      (441,828)       852,269
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  6,044,687       8,948     1,492,013      (441,828)     7,103,821
						     -----------  ----------   -----------   -----------    -----------

Long-term debt                                         6,007,199      15,307     1,360,464       (61,942)     7,321,028
Preferred stock with sinking fund                         26,185           -             -             -         26,185
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures       215,000           -             -             -        215,000

SHAREHOLDERS' EQUITY

  Preferred stock without sinking fund                   334,337           -             -             -        334,337
  Common stock                                         2,225,870     402,665     1,566,689    (4,192,740)         2,482
       Authorized shares  500,000,000
       Issued shares CY  248,174,087
  Paid-in capital                                      1,784,097   5,528,328       578,083    (3,227,805)     4,662,704
  Retained earnings                                    1,535,757   3,387,557       164,110    (1,448,978)     3,638,448
  Accumulated other comprehensive income (loss)             (214)    (70,447)      (87,516)       69,383        (88,794)
  Less - treasury stock, at cost                               -     758,820        28,616       (28,616)       758,820
       Shares CY  27,441,384
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  5,879,847   8,489,283     2,192,750    (8,771,524)     7,790,357
						     -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $20,309,695  $9,790,961    $5,681,181   $(9,871,526)   $25,910,311
						     ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2000
(Dollars in thousands)
(Unaudited)

							     U.S.     Parent &  Competitive Eliminations   Consolidated
							  Utilities   Other     Businesses
		   ASSETS
CURRENT ASSETS

 Cash and cash equivalents:
    Cash                                                    $ 46,511   $    821   $ 110,218     $       -    $ 157,550
    Temporary cash investments - at cost,
    which approximates market                                307,589    114,957     217,492             -      640,038
    Special deposits                                               -          -     584,836             -      584,836
							 ----------- ----------  ----------   -----------  -----------
      Total cash and cash equivalents                        354,100    115,778     912,546             -    1,382,424
							 ----------- ----------  ----------   -----------  -----------
Other temporary investments                                        -          -           -             -            -
Notes receivable                                               1,544    780,878           -      (778,814)       3,608
Accounts receivable:
   Customer                                                  447,036          -      50,785             -      497,821
   Allowance for doubtful accounts                            (7,383)    (2,064)       (500)            -       (9,947)
   Associated companies                                       21,587    124,533       5,348      (151,469)           -
   Other                                                     100,612      1,908     292,998             -      395,518
   Accrued unbilled revenues                                 415,409          -           -             -      415,409
							 ----------- ----------  ----------   -----------  -----------
     Total receivables                                       977,261    124,377     348,631      (151,469)   1,298,801
Deferred fuel costs                                          568,331          -           -             -      568,331
Accumulated deferred income taxes                                  -          -           -             -            -
Fuel inventory - at average cost                              91,859          -       1,802            18       93,679
Materials and supplies - at average cost                     338,494        (13)     86,876             -      425,357
Rate deferrals                                                16,581          -           -             -       16,581
Deferred nuclear refueling outage costs                       46,544          -           -             -       46,544
Prepayments and other                                         54,323      2,838      65,528             -      122,690
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                      2,449,037  1,023,858   1,415,383      (930,265)   3,958,015
							 ----------- ----------  ----------   -----------  -----------

	      OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                             214  7,005,736     136,274    (7,005,737)     136,487
Decommissioning trust funds                                  867,242          -     448,615             -    1,315,857
Non-utility property - at cost (less accumulated
  depreciation)                                              224,443     33,741       4,768             -      262,952
Other                                                         17,859     15,939      46,119             -       79,917
							 ----------- ----------  ----------   -----------  -----------
		   TOTAL                                   1,109,759  7,055,416     635,776    (7,005,737)   1,795,213
							 ----------- ----------  ----------   -----------  -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                                  24,020,884      4,415   1,112,262             -   25,137,562
Plant acquisition adjustment                                 390,364          -         300             -      390,664
Property under capital lease                                 769,370          -      62,452             -      831,822
Natural gas                                                  190,989          -           -             -      190,989
Construction work in progress                                447,562      2,225     486,998             -      936,785
Nuclear fuel under capital lease                             277,673          -           -             -      277,673
Nuclear fuel                                                  38,848          -     118,755             -      157,603
							 ----------- ----------  ----------   -----------  -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                       26,135,692      6,640   1,780,767             -   27,923,098
Less - accumulated depreciation and amortization          11,385,858      3,187      88,307             -   11,477,352
							 ----------- ----------  ----------   -----------  -----------
PROPERTY, PLANT AND EQUIPMENT - NET                       14,749,834      3,453   1,692,460             -   16,445,745
							 ----------- ----------  ----------   -----------  -----------

	    DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                          980,266          -           -             -      980,266
    Unamortized loss on reacquired debt                      183,627          -           -             -      183,627
    Deferred fuel costs                                       95,661          -           -             -       95,661
    Other regulatory assets                                  792,515          -           -             -      792,515
  Long-term receivables                                       29,586      6,000      (6,011)            -       29,575
  Other                                                      177,147    417,735     978,441      (402,046)   1,171,278
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                      2,258,803    423,735     972,430      (402,046)   3,252,922
							 ----------- ----------  ----------   -----------  -----------
TOTAL ASSETS                                             $20,567,433 $8,506,463  $4,716,048   $(8,338,048) $25,451,896
							 =========== ==========  ==========   ===========  ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2000
(Dollars in thousands)
(Unaudited)

							     U.S.     Parent &  Competitive Eliminations   Consolidated
							  Utilities    Other     Businesses

	LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                          $ 309,738  $       -    $154,477      $      -   $  464,215
Notes payable:
  Associated companies                                             -     70,190     708,624      (778,814)           -
  Other                                                          715    387,000         308             -      388,023
Account payable:
  Associated companies                                         8,178     17,517      22,880       (48,575)           -
  Other                                                      877,052      6,915     320,260             -    1,204,227
Customer deposits                                            172,169          -           -             -      172,169
Taxes accrued                                                310,395    134,324       7,092             -      451,811
Accumulated deferred income taxes                            225,629         20           -             -      225,649
Nuclear refueling outage costs                                10,209          -           -             -       10,209
Interest accrued                                             169,924        781       1,328             -      172,033
Obligations under capital leases                             156,907          -           -             -      156,907
Other                                                        176,505     10,864      22,760       (17,222)     192,908
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                      2,417,420    627,611   1,237,729      (844,611)   3,438,151
							 ----------- ----------  ----------   -----------  -----------

      DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes                          3,336,353    (80,078)     (7,192)            -    3,249,083
Accumulated deferred investment tax credits                  494,315          -           -             -      494,315
Obligations under capital leases                             201,858          -          15             -      201,873
Other regulatory liabilities                                 135,586          -           -             -      135,586
Decommisioning                                               295,801          -     453,907             -      749,708
Transition to competition                                    191,934          -           -             -      191,934
Regulatory reserves                                          396,789          -           -             -      396,789
Accumulated provisions                                       287,797        (10)    102,329             -      390,116
Other                                                        719,070    104,349     439,982      (410,264)     853,137
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                      6,059,503     24,261     989,041      (410,264)   6,662,541
							 ----------- ----------  ----------   -----------  -----------

Long-term debt                                             6,039,638     25,999   1,752,125       (85,669)   7,732,093
Preferred stock with sinking fund                             65,758          -           -             -       65,758
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures           215,000          -           -             -      215,000

SHAREHOLDERS' EQUITY

Preferred stock without sinking fund                         334,688          -           -             -      334,688
  Common stock                                             2,225,870    359,699     367,863    (2,950,950)       2,481
       Authorized shares    500,000,000
       Issued shares CY     248,094,614
  Paid-in capital                                          1,779,381  5,457,993     511,690    (3,088,580)   4,660,483
  Retained earnings                                        1,430,175  2,861,546     (63,111)   (1,037,972)   3,190,639
  Accumulated other comprehensive income (loss)                    -    (75,742)    (73,289)       73,998      (75,033)
  Less - treasury stock, at cost                                   -    774,905       6,000        (6,000)     774,905
       Shares CY             28,490,031

							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                      5,770,114  7,828,591     737,153    (6,997,504)   7,338,353
							 ----------- ----------  ----------   -----------  -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $20,567,433 $8,506,463  $4,716,048   $(8,338,048) $25,451,896
							 =========== ==========  ==========   ===========  ===========

*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Balance Sheet
December 31, 2001 vs December 31, 2000
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

							     U.S.     Parent &  Competitive Eliminations   Consolidated
							  Utilities   Other     Businesses
		   ASSETS
CURRENT ASSETS

 Cash and cash equivalents:
    Cash                                                    $ 47,829   $  1,817   $ (77,330)    $       -    $ (27,684)
    Temporary cash investments - at cost,
    which approximates market                                 59,902    (89,718)     15,106             -      (21,711)
    Special deposits                                               -        267    (581,723)            -     (581,456)
							 ----------- ----------  ----------   -----------  -----------
      Total cash and cash equivalents                        100,731    (87,634)   (643,947)            -     (630,851)
							 ----------- ----------  ----------   -----------  -----------
Other temporary investments                                  145,218      4,782           -             -      150,000
Notes receivable                                              (1,471)  (487,257)    239,678       247,579       (1,471)
Accounts receivable:
   Customer                                                 (152,345)       108     (50,786)            -     (203,022)
   Allowance for doubtful accounts                            (1,464)         -      (7,845)            -       (9,308)
   Associated companies                                        5,289    (29,955)    (82,455)      107,122            -
   Other                                                      45,531      2,332    (157,659)          950     (108,847)
   Accrued unbilled revenues                                (146,831)         -         102             -     (146,729)
							 ----------- ----------  ----------   -----------  -----------
     Total receivables                                      (249,820)   (27,515)   (298,643)      108,072     (467,906)
Deferred fuel costs                                         (395,887)         -           -             -     (395,887)
Accumulated deferred income taxes                             27,098          8           -       (20,618)       6,488
Fuel inventory - at average cost                               4,004          -        (187)            -        3,818
Materials and supplies - at average cost                     (12,781)        43      48,024             -       35,287
Rate deferrals                                               (16,581)         -           -             -      (16,581)
Deferred nuclear refueling outage costs                      (19,212)         -      52,424             -       33,211
Prepayments and other                                         46,100        606     (40,143)            -        6,561
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                       (372,601)  (596,967)   (642,794)      335,033   (1,277,331)
							 ----------- ----------  ----------   -----------  -----------

	      OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                               2  1,775,610     629,615    (1,775,610)     629,616
Decommissioning trust funds                                  (12,537)         -     472,630             -      460,093
Non-utility property - at cost (less accumulated
  depreciation)                                                  245      7,566      24,853             -       32,664
Other                                                          1,087     53,754     383,941       (23,158)     415,625
							 ----------- ----------  ----------   -----------  -----------
		   TOTAL                                     (11,204) 1,836,930   1,511,039    (1,798,768)   1,537,998
							 ----------- ----------  ----------   -----------  -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                                     470,286      1,343     750,186             -    1,221,815
Plant acquisition adjustment                                 (16,265)         -           -             -      (16,265)
Property under capital lease                                 (16,060)         -     (62,452)            -      (78,512)
Natural gas                                                   10,852          -           -             -       10,852
Steam products                                                     -          -           -             -            -
Construction work in progress                                264,108      6,989    (318,774)       (6,278)     (53,956)
Nuclear fuel under capital lease                             (12,209)         -           -             -      (12,209)
Nuclear fuel                                                  (2,237)         -      77,020             -       74,784
							 ----------- ----------  ----------   -----------  -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                          698,473      8,332     445,980        (6,278)   1,146,509
Less - accumulated depreciation and amortization             288,450        980      38,796             -      328,226
							 ----------- ----------  ----------   -----------  -----------
PROPERTY, PLANT AND EQUIPMENT - NET                          410,023      7,352     407,184        (6,278)     818,283
							 ----------- ----------  ----------   -----------  -----------

	    DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                          (34,140)         -           -             -      (34,140)
    Unamortized loss on reacquired debt                      (17,081)         -           -             -      (17,081)
    Deferred fuel costs                                      (95,661)         -           -             -      (95,661)
    Other regulatory assets                                  (85,076)         -           -             -      (85,076)
  Long-term receivables                                       (1,495)    (6,008)      6,011             -       (1,492)
  Other                                                      (50,503)    43,192    (316,308)      (63,465)    (387,084)
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                       (283,957)    37,184    (310,297)      (63,465)    (620,534)
							 ----------- ----------  ----------   -----------  -----------
TOTAL ASSETS                                             $  (257,738)$1,284,498  $  965,133   $(1,533,478) $   458,415
							 =========== ==========  ==========   ===========  ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2001 vs December 31, 2000
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

							     U.S.     Parent &  Competitive Eliminations   Consolidated
							  Utilities    Other     Businesses

	LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                          $ 274,700  $       -    $(56,144)     $      -   $  218,556
Notes payable:
  Associated companies                                             -    159,254    (405,850)      246,596            -
  Other                                                           (2)   (36,999)         (4)            -      (37,005)
Account payable:
  Associated companies                                       (11,855)    79,394      84,920        17,381            -
  Other                                                     (368,719)      (768)   (242,211)            -     (611,698)
Customer deposits                                             16,007         53           -             -       16,061
Taxes accrued                                                 39,783    448,946       9,593             -      498,322
Accumulated deferred income taxes                           (225,629)       (20)     20,618       (20,618)    (225,649)
Nuclear refueling outage costs                                (8,129)         -           -             -       (8,129)
Interest accrued                                              10,352      1,458       8,577             -       20,387
Obligations under capital leases                              (7,555)         -           -             -       (7,555)
Other                                                            402     (1,507)    148,565         5,019      152,479
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                       (280,643)   649,811    (601,776)      248,378       15,769
							 ----------- ----------  ----------   -----------  -----------

      DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes                            222,584     44,593      58,404             -      325,581
Accumulated deferred investment tax credits                  (23,225)         -           -             -      (23,225)
Obligations under capital leases                             (20,788)         -           -             -      (20,788)
Other regulatory liabilities                                     292          -           -             -          292
Decommisioning                                               (10,772)         -     455,397             -      444,625
Transition to competition                                     39,578          -           -             -       39,578
Regulatory reserves                                         (359,198)         -           -             -     (359,198)
Accumulated provisions                                         3,395          6      31,881             -       35,283
Other                                                        133,318    (59,912)    (42,710)      (31,564)        (868)
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                        (14,816)   (15,313)    502,972       (31,564)     441,280
							 ----------- ----------  ----------   -----------  -----------

Long-term debt                                               (32,439)   (10,692)   (391,661)       23,727     (411,065)
Preferred stock with sinking fund                            (39,573)         -           -             -      (39,573)
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures                 -          -           -             -            -

SHAREHOLDERS' EQUITY

Preferred stock without sinking fund                            (351)         -           -             -         (351)
  Common stock                                                     -     42,966   1,198,826    (1,241,790)           1
       Authorized shares
       Issued shares CY
  Paid-in capital                                              4,716     70,335      66,393      (139,225)       2,221
  Retained earnings                                          105,582    526,011     227,221      (411,006)     447,809
  Accumulated other comprehensive income (loss)                 (214)     5,295     (14,227)       (4,615)     (13,761)
  Less - treasury stock, at cost                                   -    (16,085)     22,616       (22,616)     (16,085)
							 ----------- ----------  ----------   -----------  -----------
TOTAL                                                        109,733    660,692   1,455,597    (1,774,020)     452,004
							 ----------- ----------  ----------   -----------  -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $  (257,738)$1,284,498  $  965,133   $(1,533,478) $   458,415
							 =========== ==========  ==========   ===========  ===========

*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2001
(Dollars in thousands)
(Unaudited)
								    U.S.       Parent &    Competitive   Eliminations Consolidated
								  Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                            $ 1,395,057   $        -      $      -   $        49   $1,395,107
     Natural gas                                                       26,758            -             -             -       26,758
     Competitive businesses                                                 -        8,152       458,638        (3,348)     463,442
								  -----------   ----------      --------   -----------   ----------
			 Total                                      1,421,815        8,152       458,638        (3,299)   1,885,307

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale   488,741            -       116,004             -      604,745
	  Purchased power                                              98,965           44        36,613        (3,024)     132,597
								  -----------   ----------      --------   -----------   ----------

     Gross Margin                                                     834,110        8,109       306,021          (275)   1,147,965
     Margin %                                                           58.7%        99.5%         66.7%          8.3%        60.9%

	  Nuclear refueling outage expenses                            15,123            -         9,454             -       24,578
	  Other operation and maintenance                             397,962       34,907       262,770          (805)     694,835
     Decommissioning                                                    7,938            -             -             -        7,938
     Taxes other than income taxes                                     86,105          634        17,393             -      104,132
								  -----------   ----------      --------   -----------   ----------
			 Total                                      1,094,834       35,584       442,235        (3,830)   1,568,825
								  -----------   ----------      --------   -----------   ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION       326,981      (27,432)       16,403           531      316,482
								  -----------   ----------      --------   -----------   ----------
Margin %                                                                23.0%      (336.5%)         3.6%        (16.1%)       16.8%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                    191,665        1,254        14,015             -      206,933
     Other regulatory charges (credits)                               (16,018)           -             -             -      (16,018)
     Amortization of rate deferrals                                     1,402            -             -             -        1,402
								  -----------   ----------      --------   -----------   ----------
			Total                                         177,048        1,254        14,015             -      192,317
								  -----------   ----------      --------   -----------   ----------

OPERATING INCOME (LOSS)                                               149,933      (28,686)        2,388           531      124,165
								  -----------   ----------      --------   -----------   ----------
Margin %                                                                10.5%      (351.9%)         0.5%        (16.1%)        6.6%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                6,950            -             -             -        6,950
     Gain/(loss) on sale of assets - net                                  642          (32)        2,355             -        2,966
     Interest and dividend income                                      11,703        7,471        20,020        (3,683)      35,511
     Equity in earnings of unconsolidated equity affiliates                 -            -        18,237             -       18,238
     Miscellaneous - net                                              (15,744)        (529)         (348)         (531)     (17,151)
								  -----------   ----------      --------   -----------   ----------
			  Total                                         3,552        6,911        40,265        (4,214)      46,514
								  -----------   ----------      --------   -----------   ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                       116,594            -        41,954             -      158,547
     Other interest - net                                              13,113        9,567        (5,109)       (3,683)      13,887
     Distributions on preferred securities of subsidiaries              4,709            -             -             -        4,709
     Allowance for borrowed funds used during construction             (5,701)           -             -             -       (5,701)
								  -----------   ----------      --------   -----------   ----------
			 Total                                        128,714        9,567        36,844        (3,683)     171,442
								  -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                      24,771      (31,342)        5,809             -         (763)

INCOME TAXES                                                          (25,667)      11,586        10,200             -       (3,880)
								  -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE            50,437      (42,928)       (4,392)            -        3,117

CUMULATIVE EFFECT OF ACCOUNTING (net of taxes)                              -            -        23,482             -       23,482
								  -----------   ----------      --------   -----------   ----------

CONSOLIDATED NET INCOME (LOSS)                                         50,437      (42,928)       19,090             -       26,599

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                               5,948            -             -             -        5,948
								  -----------   ----------      --------   -----------   ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                         $   44,489    $ (42,928)     $ 19,090     $       -   $   20,651
								  ===========   ==========      ========   ===========   ==========
Margin %                                                                 3.1%      (526.6%)         4.2%             -         1.1%

EARNINGS PER AVERAGE COMMON SHARE:
   BASIC                                                                $0.20       ($0.20)        $0.09                      $0.09
   DILUTED                                                              $0.20       ($0.20)        $0.09                      $0.09
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                                221,050,278
   DILUTED                                                                                                              224,583,984

*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2000
(Dollars in thousands)
(Unaudited)
								    U.S.       Parent &    Competitive   Eliminations Consolidated
								  Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                            $ 1,820,429   $        -      $      -   $    (3,400)  $1,817,029
     Natural gas                                                       69,765            -             -             -       69,765
     Competitive businesses                                                 -        9,934       756,064       (18,461)     747,538
								  -----------   ----------      --------   -----------   ----------
			 Total                                      1,890,194        9,934       756,064       (21,861)   2,634,332

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale   684,496            -       204,669          (302)     888,864
	  Purchased power                                             261,282            -       391,828       (20,438)     632,672
								  -----------   ----------      --------   -----------   ----------

     Gross Margin                                                     944,416        9,934       159,567        (1,121)   1,112,796
     Margin %                                                           50.0%       100.0%         21.1%          5.1%        42.2%

	  Nuclear refueling outage expenses                            16,887            -             -             -       16,887
	  Other operation and maintenance                             430,930       68,250       114,336        (1,715)     611,801
     Decommissioning                                                   10,873            -             -             -       10,873
     Taxes other than income taxes                                     97,799          532         5,667             -      103,997
								  -----------   ----------      --------   -----------   ----------
			 Total                                      1,502,267       68,782       716,500       (22,455)   2,265,094
								  -----------   ----------      --------   -----------   ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION       387,927      (58,848)       39,564           594      369,238
								  -----------   ----------      --------   -----------   ----------
Margin %                                                                20.5%      (592.4%)         5.2%         (2.7%)       14.0%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                    192,773          934         6,428             -      200,136
     Other regulatory charges (credits)                               (23,630)           -             -             -      (23,630)
     Amortization of rate deferrals                                     4,616            -             -             -        4,616
								  -----------   ----------      --------   -----------   ----------
			Total                                         173,759          934         6,428             -      181,122
								  -----------   ----------      --------   -----------   ----------

OPERATING INCOME (LOSS)                                               214,168      (59,782)       33,136           594      188,116
								  -----------   ----------      --------   -----------   ----------
Margin %                                                                11.3%      (601.8%)         4.4%         (2.7%)        7.1%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                7,124            -             -             -        7,124
     Gain/(loss) on sale of assets - net                                  744            -             -             -          744
     Interest and dividend income                                      18,193       19,765         8,341        (1,875)      44,424
     Equity in earnings of unconsolidated equity affiliates                 -            -           983             -          983
     Miscellaneous - net                                               (8,677)      (2,404)          874          (594)     (10,801)
								  -----------   ----------      --------   -----------   ----------
			  Total                                        17,384       17,361        10,198        (2,469)      42,474
								  -----------   ----------      --------   -----------   ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                       119,534            -         3,953             -      123,487
     Other interest - net                                              14,360        4,618         2,304        (1,875)      19,408
     Distributions on preferred securities of subsidiaries              4,709            -             -             -        4,709
     Allowance for borrowed funds used during construction             (5,361)           -             -             -       (5,361)
								  -----------   ----------      --------   -----------   ----------
			 Total                                        133,242        4,618         6,257        (1,875)     142,243
								  -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                      98,310      (47,039)       37,077             -       88,347

INCOME TAXES                                                           45,027      (18,511)       11,788             -       38,304
								  -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE            53,283      (28,528)       25,289             -       50,043

CUMULATIVE EFFECT OF ACCOUNTING (net of taxes)                              -            -             -             -            -
								  -----------   ----------      --------   -----------   ----------

CONSOLIDATED NET INCOME (LOSS)                                         53,283      (28,528)       25,289             -       50,043

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                               6,735            -             -             -        6,735
								  -----------   ----------      --------   -----------   ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                         $   46,548    $ (28,528)     $ 25,289     $       -   $   43,308
								  ===========   ==========      ========   ===========   ==========
Margin %                                                                 2.5%      (287.2%)         3.3%             -         1.6%

EARNINGS PER AVERAGE COMMON SHARE:
   BASIC                                                                $0.21       ($0.13)        $0.12                      $0.20
   DILUTED                                                              $0.20       ($0.13)        $0.12                      $0.19
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                                219,582,366
   DILUTED                                                                                                              223,919,460

*Totals may not foot due to rounding.



Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2001 vs. 2000
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
								       U.S.     Parent &   Competitive  Eliminations Consolidated
								    Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                               $(425,372)     $    -    $      -   $    3,449    $ (421,923)
     Natural gas                                                       (43,007)          -           -            -       (43,007)
     Competitive businesses                                                  -      (1,782)   (297,426)      15,113      (284,096)
								     ---------    --------    --------    ---------    ----------
			 Total                                        (468,379)     (1,782)   (297,426)      18,562      (749,026)

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale   (195,756)          -     (88,665)         302      (284,120)
	  Purchased power                                             (162,317)         44    (355,215)      17,414      (500,075)
								     ---------    --------    --------    ---------    ----------

     Gross Margin                                                     (110,307)     (1,826)    146,454          846        35,169
     Margin %                                                             8.7%       (0.5%)      45.6%         3.2%         18.6%

	  Nuclear refueling outage expenses                             (1,764)          -       9,454            -         7,691
	  Other operation and maintenance                              (32,968)    (33,344)    148,434          910        83,034
     Decommissioning                                                    (2,935)          -           -            -        (2,935)
     Taxes other than income taxes                                     (11,694)        102      11,726            -           135
								     ---------    --------    --------    ---------    ----------
			 Total                                        (407,433)    (33,199)   (274,265)      18,625      (696,270)
								     ---------    --------    --------    ---------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                       (60,946)     31,417     (23,161)         (63)      (52,756)
								     ---------    --------    --------    ---------    ----------
Margin %                                                                  2.5%      255.9%       (1.7%)      (13.4%)        2.8%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                      (1,109)        320       7,587            -         6,798
     Other regulatory charges (credits)                                  7,612           -           -            -         7,612
     Amortization of rate deferrals                                     (3,215)          -           -            -        (3,215)
								     ---------    --------    --------    ---------    ----------
			Total                                            3,289         320       7,587            -        11,195
								     ---------    --------    --------    ---------    ----------

OPERATING INCOME (LOSS)                                                (64,235)     31,097     (30,748)         (63)      (63,951)
								     ---------    --------    --------    ---------    ----------
Margin %                                                                 (0.8%)     249.9%       (3.9%)      (13.4%)        (0.6%)

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                  (174)          -           -            -          (174)
     Gain/(loss) on sale of assets - net                                  (102)        (32)      2,355            -         2,222
     Interest and dividend income                                       (6,490)    (12,294)     11,679       (1,808)       (8,913)
     Equity in earnings of unconsolidated equity affiliates                  -           -      17,254            -        17,254
     Miscellaneous - net                                                (7,067)      1,875      (1,222)          63        (6,350)
								     ---------    --------    --------    ---------    ----------
			  Total                                        (13,833)    (10,451)     30,067       (1,745)        4,039
								     ---------    --------    --------    ---------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                         (2,941)          -      38,001            -        35,060
     Other interest - net                                               (1,248)      4,949      (7,413)      (1,808)       (5,521)
     Distributions on preferred securities of subsidiaries                   -           -           -            -             -
     Allowance for borrowed funds used during construction                (340)          -           -            -          (340)
								     ---------    --------    --------    ---------    ----------
			 Total                                          (4,528)      4,949      30,587       (1,808)       29,199
								     ---------    --------    --------    ---------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                                      (73,539)     15,697     (31,268)           -       (89,111)

INCOME TAXES                                                           (70,694)     30,097      (1,588)           -       (42,184)
								     ---------    --------    --------    ---------    ----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE             (2,846)    (14,400)    (29,681)           -       (46,927)

CUMULATIVE EFFECT OF ACCOUNTING (net of taxes)                               -           -      23,482            -        23,482
								     ---------    --------    --------    ---------    ----------

CONSOLIDATED NET INCOME (LOSS)                                          (2,846)    (14,400)     (6,199)           -       (23,445)

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                 (787)          -           -            -          (787)
								     ---------    --------    --------    ---------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                           $  (2,059)   $(14,400)   $ (6,199)   $       -      $(22,658)
								     =========    ========    ========    =========    ==========
Margin %                                                                  0.7%     (239.4%)       0.8%            -         (0.5%)

EARNINGS PER AVERAGE COMMON SHARE:
   BASIC                                                                ($0.01)     ($0.07)     ($0.03)           -        ($0.11)
   DILUTED                                                               $0.00      ($0.07)     ($0.03)           -        ($0.10)

*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2001
(Dollars in thousands)
(Unaudited)
									U.S.     Parent &  Competitive  Eliminations Consolidated
								      Utilities    Other    Businesses
OPERATING REVENUES:
     Domestic electric                                                $7,247,018  $       -    $      -    $   (2,191)  $7,244,827
     Natural gas                                                         185,902          -           -             -      185,902
     Competitive businesses                                                    -     34,603   2,159,729        (4,162)   2,190,170
								      ----------  ---------  ----------    ----------  -----------
			 Total                                         7,432,920     34,603   2,159,729        (6,353)   9,620,899

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale    2,769,917          -     911,760             -    3,681,677
	  Purchased power                                                810,448         44     214,877        (3,937)   1,021,432
								      ----------  ---------  ----------    ----------  -----------

     Gross Margin                                                      3,852,555     34,559   1,033,092        (2,417)   4,917,790
     Margin %                                                              51.8%      99.9%       47.8%         38.0%        51.1%

	  Nuclear refueling outage expenses                               65,752          -      23,392             -       89,145
	  Other operation and maintenance                              1,405,393     85,508     664,802        (3,960)   2,151,742
     Decommissioning                                                       3,189          -           -             -        3,189
     Taxes other than income taxes                                       352,200      2,587      45,062             -      399,849
								      ----------  ---------  ----------    ----------  -----------
			 Total                                         5,406,899     88,139   1,859,893        (7,896)   7,347,034
								      ----------  ---------  ----------    ----------  -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                       2,026,021    (53,536)    299,836         1,543    2,273,865
								      ----------  ---------  ----------    ----------  -----------
Margin %                                                                   27.3%    (154.7%)      13.9%        (24.3%)       23.6%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                       664,144      4,515      52,373             -      721,033
     Other regulatory charges (credits)                                  (37,093)         -           -             -      (37,093)
     Amortization of rate deferrals                                       16,583          -           -             -       16,583
								      ----------  ---------  ----------    ----------  -----------
			Total                                            643,634      4,515      52,373             -      700,523
								      ----------  ---------  ----------    ----------  -----------

OPERATING INCOME (LOSS)                                                1,382,387    (58,051)    247,463         1,543    1,573,342
								      ----------  ---------  ----------    ----------  -----------
Margin %                                                                   18.6%    (167.8%)      11.5%        (24.3%)       16.4%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                  26,209          -           -             -       26,209
     Gain/(loss) on sale of assets - net                                   2,609         46       2,571             -        5,226
     Interest and dividend income                                         79,702     37,234      77,222       (34,354)     159,805
     Equity in earnings of unconsolidated equity affiliates                    -          -     180,956             -      180,956
     Miscellaneous - net                                                 (39,364)     5,326      12,738        (1,544)     (22,843)
								      ----------  ---------  ----------    ----------  -----------
			  Total                                           69,157     42,606     273,487       (35,897)     349,353
								      ----------  ---------  ----------    ----------  -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                          475,022          -      69,898             -      544,920
     Other interest - net                                                104,265     41,559      86,168       (34,353)     197,638
     Distributions on preferred securities of subsidiaries                18,838          -           -             -       18,838
     Allowance for borrowed funds used during construction               (21,419)         -           -             -      (21,419)
								      ----------  ---------  ----------    ----------  -----------
			 Total                                           576,706     41,559     156,066       (34,353)     739,977
								      ----------  ---------  ----------    ----------  -----------

INCOME (LOSS) BEFORE INCOME TAXES                                        874,838    (57,004)    364,884             -    1,182,718

INCOME TAXES                                                             300,284        862     154,546             -      455,693
								      ----------  ---------  ----------    ----------  -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE              574,554    (57,866)    210,337             -      727,025

CUMULATIVE EFFECT OF ACCOUNTING (net of taxes)                                 -          -      23,482             -       23,482
								      ----------  ---------  ----------    ----------  -----------

CONSOLIDATED NET INCOME (LOSS)                                           574,554    (57,866)    233,819             -      750,507

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                 24,311          -           -             -       24,311
								      ----------  ---------  ----------    ----------  -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                             $ 550,243   $(57,866)   $233,819    $        -     $726,196
								      ==========  =========  ==========    ==========  ===========
Margin %                                                                    7.4%    (167.2%)      10.8%             -         7.5%

EARNINGS PER AVERAGE COMMON SHARE:
   BASIC                                                                   $2.49     ($0.26)      $1.06                      $3.29
   DILUTED                                                                 $2.45     ($0.26)      $1.04                      $3.23
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                               220,944,270
   DILUTED                                                                                                             224,733,662

*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2000
(Dollars in thousands)
(Unaudited)
									U.S.     Parent &  Competitive  Eliminations Consolidated
								      Utilities    Other    Businesses
OPERATING REVENUES:
     Domestic electric                                                $7,235,726  $       -    $      -    $  (16,039)  $7,219,686
     Natural gas                                                         165,872          -           -             -      165,872
     Competitive businesses                                                    -     32,449   2,651,941       (47,819)   2,636,571
								      ----------  ---------  ----------    ----------  -----------
			 Total                                         7,401,598     32,449   2,651,941       (63,858)  10,022,129

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale    2,231,297          -     415,277          (739)   2,645,835
	  Purchased power                                                928,220          -   1,787,756       (53,095)   2,662,881
								      ----------  ---------  ----------    ----------  -----------

     Gross Margin                                                      4,242,081     32,449     448,908       (10,024)   4,713,413
     Margin %                                                              57.3%     100.0%       16.9%         15.7%        47.0%

	  Nuclear refueling outage expenses                               70,511          -           -             -       70,511
	  Other operation and maintenance                              1,501,022    114,246     340,496       (11,951)   1,943,814
     Decommissioning                                                      39,484          -           -             -       39,484
     Taxes other than income taxes                                       358,364      1,586      10,394             -      370,344
								      ----------  ---------  ----------    ----------  -----------
			 Total                                         5,128,898    115,832   2,553,923       (65,785)   7,732,869
								      ----------  ---------  ----------    ----------  -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                       2,272,700    (83,383)     98,018         1,927    2,289,260
								      ----------  ---------  ----------    ----------  -----------
Margin %                                                                   30.7%    (257.0%)       3.7%         (3.0%)       22.8%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                       730,660      3,278      12,187             -      746,125
     Other regulatory charges (credits)                                    3,681          -           -             -        3,681
     Amortization of rate deferrals                                       30,392          -           -             -       30,392
								      ----------  ---------  ----------    ----------  -----------
			Total                                            764,733      3,278      12,187             -      780,198
								      ----------  ---------  ----------    ----------  -----------

OPERATING INCOME (LOSS)                                                1,507,967    (86,661)     85,831         1,927    1,509,062
								      ----------  ---------  ----------    ----------  -----------
Margin %                                                                   20.4%    (267.1%)       3.2%         (3.0%)       15.1%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                  32,022          -           -             -       32,022
     Gain/(loss) on sale of assets - net                                   2,337          3           -             -        2,340
     Interest and dividend income                                         57,795     78,390      35,372        (8,507)     163,050
     Equity in earnings of unconsolidated equity affiliates                    2          -      13,713             -       13,715
     Miscellaneous - net                                                 (31,037)     6,033      54,818        (2,737)      27,077
								      ----------  ---------  ----------    ----------  -----------
			  Total                                           61,119     84,426     103,903       (11,244)     238,204
								      ----------  ---------  ----------    ----------  -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                          473,550          -       4,332          (810)     477,071
     Other interest - net                                                 46,882     22,103      25,156        (8,507)      85,635
     Distributions on preferred securities of subsidiaries                18,838          -           -             -       18,838
     Allowance for borrowed funds used during construction               (24,114)         -           -             -      (24,114)
								      ----------  ---------  ----------    ----------  -----------
			 Total                                           515,156     22,103      29,488        (9,317)     557,430
								      ----------  ---------  ----------    ----------  -----------

INCOME (LOSS) BEFORE INCOME TAXES                                      1,053,930    (24,338)    160,246             -    1,189,836

INCOME TAXES                                                             435,667    (12,927)     56,181             -      478,921
								      ----------  ---------  ----------    ----------  -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE              618,263    (11,411)    104,065             -      710,915

CUMULATIVE EFFECT OF ACCOUNTING (net of taxes)                                 -          -           -             -            -
								      ----------  ---------  ----------    ----------  -----------

CONSOLIDATED NET INCOME (LOSS)                                           618,263    (11,411)    104,065             -      710,915

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                 31,621          -           -             -       31,621
								      ----------  ---------  ----------    ----------  -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                             $ 586,642   $(11,411)   $104,065    $        -     $679,294
								      ==========  =========  ==========    ==========  ===========
Margin %                                                                    7.9%     (35.2%)       3.9%             -         6.8%

EARNINGS PER AVERAGE COMMON SHARE:
   BASIC                                                                   $2.59     ($0.05)      $0.46                      $3.00
   DILUTED                                                                 $2.56     ($0.05)      $0.46                      $2.97
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                               226,580,449
   DILUTED                                                                                                             228,541,307

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2001 vs. 2000
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
								       U.S.     Parent &   Competitive  Eliminations Consolidated
								    Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                               $  11,292     $     -     $     -   $   13,848    $   25,141
     Natural gas                                                        20,030           -           -            -        20,030
     Competitive businesses                                                  -       2,154    (492,212)      43,657      (446,401)
								    ----------   ---------  ----------   ----------   -----------
			 Total                                          31,322       2,154    (492,212)      57,505      (401,230)

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale    538,620           -     496,483          739     1,035,842
	  Purchased power                                             (117,772)         44  (1,572,879)      49,159    (1,641,449)
								    ----------   ---------  ----------   ----------   -----------

     Gross Margin                                                     (389,526)      2,110     584,184        7,608       204,377
     Margin %                                                            (5.5%)      (0.1%)      30.9%        22.3%          4.1%

	  Nuclear refueling outage expenses                             (4,759)          -      23,392            -        18,634
	  Other operation and maintenance                              (95,629)    (28,739)    324,306        7,992       207,928
     Decommissioning                                                   (36,295)          -           -            -       (36,295)
     Taxes other than income taxes                                      (6,164)      1,001      34,668            -        29,505
								    ----------   ---------  ----------   ----------   -----------
			 Total                                         278,001     (27,694)   (694,030)      57,889      (385,835)
								    ----------   ---------  ----------   ----------   -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                      (246,679)     29,848     201,818         (384)      (15,395)
								    ----------   ---------  ----------   ----------   -----------
Margin %                                                                 (3.4%)     102.3%       10.2%       (21.3%)        0.8%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                     (66,516)      1,237      40,186            -       (25,093)
     Other regulatory charges (credits)                                (40,774)          -           -            -       (40,774)
     Amortization of rate deferrals                                    (13,809)          -           -            -       (13,809)
								    ----------   ---------  ----------   ----------   -----------
			Total                                         (121,099)      1,237      40,186            -       (79,676)
								    ----------   ---------  ----------   ----------   -----------

OPERATING INCOME (LOSS)                                               (125,580)     28,611     161,632         (384)       64,281
								    ----------   ---------  ----------   ----------   -----------
Margin %                                                                 (1.8%)      99.3%        8.2%       (21.3%)         1.3%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                (5,813)          -           -            -        (5,813)
     Gain/(loss) on sale of assets - net                                   272          43       2,571            -         2,886
     Interest and dividend income                                       21,907     (41,156)     41,850      (25,847)       (3,246)
     Equity in earnings of unconsolidated equity affiliates                 (2)          -     167,243            -       167,241
     Miscellaneous - net                                                (8,327)       (707)    (42,080)       1,194       (49,920)
								    ----------   ---------  ----------   ----------   -----------
			  Total                                          8,038     (41,821)    169,584      (24,653)      111,148
								    ----------   ---------  ----------   ----------   -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                          1,472           -      65,566          810        67,849
     Other interest - net                                               57,383      19,456      61,012      (25,846)      112,003
     Distributions on preferred securities of subsidiaries                   -           -           -            -             -
     Allowance for borrowed funds used during construction               2,695           -           -            -         2,695
								    ----------   ---------  ----------   ----------   -----------
			 Total                                          61,550      19,456     126,578      (25,036)      182,547
								    ----------   ---------  ----------   ----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES                                     (179,093)    (32,666)    204,638            -        (7,119)

INCOME TAXES                                                          (135,383)     13,789      98,365            -       (23,228)
								    ----------   ---------  ----------   ----------   -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE            (43,710)    (46,455)    106,272            -        16,110

CUMULATIVE EFFECT OF ACCOUNTING (net of taxes)                               -           -      23,482            -        23,482
								    ----------   ---------  ----------   ----------   -----------

CONSOLIDATED NET INCOME (LOSS)                                         (43,710)    (46,455)    129,754            -        39,592

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                               (7,310)          -           -            -        (7,310)
								    ----------   ---------  ----------   ----------   -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                          $  (36,400)  $ (46,455)  $ 129,754    $       -      $ 46,902
								    ==========   =========  ==========   ==========   ===========
Margin %                                                                 (0.5%)    (132.1%)       6.9%            -          0.8%

EARNINGS PER AVERAGE COMMON SHARE:
   BASIC                                                                ($0.10)     ($0.21)      $0.60            -         $0.29
   DILUTED                                                              ($0.11)     ($0.21)      $0.58            -         $0.26

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date December 31, 2001 vs. 2000
(Dollars in thousands)
(Unaudited)

											 2001          2000         Variance


			       OPERATING ACTIVITIES
Consolidated net income                                                                 $750,507      $710,915         $39,592
Noncash items included in net income:
  Amortization of  rate deferrals                                                         16,583        30,392         (13,809)
  Reserve for regulatory adjustments                                                    (359,199)       18,482        (377,681)
  Other regulatory charges (credits) - net                                               (37,093)        3,681         (40,774)
  Depreciation, amortization, and decommissioning                                        724,222       785,609         (61,387)
  Deferred income taxes and investment tax credits                                        87,752       124,457         (36,705)
  Allowance for equity funds used during construction                                    (26,209)      (32,022)          5,813
  Cumulative effect of accounting change                                                 (23,482)            -         (23,482)
  (Gain) loss on sale of assets - net                                                     (5,226)       (2,340)         (2,886)
  Equity in undistributed earnings of subsidiaries and unconsolidated affiliates        (168,873)      (13,715)       (155,158)
Changes in working capital (net of effects from acquisitions and dispositions):
  Receivables                                                                            302,230      (437,146)        739,376
  Fuel inventory                                                                          (3,419)      (20,447)         17,028
  Accounts payable                                                                      (415,160)      543,606        (958,766)
  Taxes accrued                                                                          486,676        20,871         465,805
  Interest accrued                                                                        17,287        45,789         (28,502)
  Deferred fuel                                                                          495,007       (38,001)        533,008
  Other working capital accounts                                                         (39,978)      102,336        (142,314)
Provision for estimated losses and reserves                                               19,093         6,019          13,074
Changes in other regulatory assets                                                       119,215       (66,903)        186,118
Other                                                                                    275,615       186,264          89,351
										       ---------    ----------       ---------
Net cash flow provided by operating activities                                         2,215,548     1,967,847         247,701
										       ---------    ----------       ---------


				INVESTING ACTIVITIES
Construction/capital expenditures                                                     (1,380,417)   (1,493,717)        113,300
Allowance for equity funds used during construction                                       26,209        32,022          (5,813)
Nuclear fuel purchases                                                                  (130,670)     (121,127)         (9,543)
Proceeds from sale/leaseback of nuclear fuel                                              71,964       117,154         (45,190)
Proceeds from sale of businesses                                                         784,282        61,519         722,763
Investment in other nonregulated/nonutility properties                                (1,278,990)     (238,062)     (1,040,928)
Changes in other temporary investments - net                                            (150,000)      321,351        (471,351)
Decommissioning trust contributions and realized change in trust assets                  (95,571)      (63,805)        (31,766)
Other regulatory investments                                                              (3,460)     (385,331)        381,871
Other                                                                                    (68,067)      (44,016)        (24,051)
										       ---------    ----------       ---------
Net cash flow used in investing activities                                            (2,224,720)   (1,814,012)       (410,708)
										       ---------    ----------       ---------


			       FINANCING ACTIVITIES
  Proceeds from the issuance of:
    Long-term debt                                                                       682,402       904,522        (222,120)
    Common stock                                                                          64,345        41,908          22,437
  Retirement of:
    Long-term debt                                                                      (962,112)     (181,329)       (780,783)
  Repurchase of common stock                                                             (36,895)     (550,206)        513,311
  Redemption of preferred stock                                                          (39,574)     (157,658)        118,084
  Changes in short-term borrowings - net                                                 (37,004)      267,000        (304,004)
  Dividends paid:
     Common stock                                                                       (269,122)     (271,019)          1,897
     Preferred stock                                                                     (24,044)      (32,400)          8,356
										       ---------    ----------       ---------
Net cash flow provided by (used in) financing activities                                (622,004)       20,818        (642,822)
										       ---------    ----------       ---------

Effect of exchange rates on cash and cash equivalents                                        325        (5,948)          6,273
										       ---------    ----------       ---------

Net increase (decrease) in cash and cash equivalents                                    (630,851)      168,705        (799,556)

Cash and cash equivalents at beginning of period                                       1,382,424     1,213,719         168,705
										       ---------    ----------       ---------
Cash and cash equivalents at end of period                                              $751,573    $1,382,424       ($630,851)
										       =========    ==========       =========



			   Entergy Corporation
			  U.S. Utility Electric
			 Energy Sales & Customers

			 Three Months Ended December
								      % Weather
					  2001         2000        %   Adjusted
					  (Millions of kwh)
Electric Energy Sales:
Residential                               6,309        7,055    (10.6)   (1.8)
Commercial                                5,873        5,920     (0.8)    3.2
Governmental                                626          639     (2.0)   (0.3)
Industrial                               10,098       11,070     (8.8)   (8.8)
					-------      -------
    Total to Ultimate Customers          22,906       24,684     (7.2)   (3.8)
Wholesale                                 1,892        2,913    (35.0)
					-------      -------
    Total Sales                          24,798       27,597    (10.1)
					=======      =======

			 Year to Date December
								     % Weather
				       2001          2000         %   Adjusted
					 (Millions of kwh)
Electric Energy Sales:
Residential                             31,080       31,998     (2.9)   (0.6)
Commercial                              24,706       24,657      0.2     2.0
Governmental                             2,593        2,605     (0.4)    0.6
Industrial                              41,577       43,956     (5.4)   (5.4)
				      --------     --------
    Total to Ultimate Customers         99,956      103,216     (3.2)   (2.0)
Wholesale                                8,896        9,794     (9.2)
				      --------     --------
    Total Sales                        108,852      113,010     (3.7)
				      ========     ========


				   December

					   2001        2000          %
Electric Customers  (Year to date average):
Residential                              2,218,410    2,205,539      0.6
Commercial                                 296,534      289,427      2.5
Governmental                                14,681       14,350      2.3
Industrial                                  41,125       42,016     (2.1)
					----------   ----------
    Total to Ultimate Customers          2,570,750    2,551,332      0.8
Wholesale                                       39           37      5.4
					----------   ----------
    Total Customers                      2,570,789    2,551,369      0.8
					==========   ==========